Exhibit 99

July 30, 2003                  MEDIA CONTACT:                   Terry Francisco
                               Phone:                           704/373-6680
                               24-Hour:                         704/382-8333

                               ANALYST CONTACT:                 Greg Ebel
                               Phone:                           704/382-8118

                 DUKE ENERGY REPORTS SECOND QUARTER 2003 RESULTS

      o     EPS of 46 cents includes 16 cents of gains from asset sales

      o     Sound performance from regulated businesses

      o Quarterly results include improved performances from Duke Energy International and Field Services

      o Company surpasses 2003 goal of $1.5 billion in gross proceeds from asset sales, including $280 million of assumed debt


CHARLOTTE, N.C. - Duke Energy reported second quarter 2003 earnings of 46 cents per share, or $424 million in net income, compared to 57 cents per share, or $474 million net income in second quarter 2002.

This quarter's results included $237 million of pre-tax gains on sales of equity investments and assets, or 16 cents per share, compared with $61 million in pre-tax gains for second quarter 2002, or 4 cents per share.

For the first half of 2003, Duke Energy earned 71 cents per share, or $649 million in net income, which included a first quarter 18 cent, or $162 million, after-tax charge for the cumulative effect of a change in accounting principles. Before the effect of this change in accounting principles, Duke Energy earned 89 cents, or $811 million in net income, in the first half of 2003. The company earned $1.05 a share, or $856 million in net income, in the first half of 2002.

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"We are executing on the strategic directives we laid out in January and operating our businesses with discipline and efficiency," said Richard B. Priory, chairman and chief executive officer. "2003 is proving to be another challenging year with a weak merchant energy sector and a sluggish economy. Despite these challenges, we still believe we will achieve full year 2003 results in the range of $1.35 -- $1.60 earnings per share (EPS) before a charge for the cumulative effect of a previously announced change in accounting principles.

"Our strategic divestitures have bolstered cash flow without drawing from the lifeblood of the company," Priory said. "Duke Energy is becoming a leaner, stronger and more agile competitor, backed by large, profitable, regulated businesses with predictable cash flows and earnings."

BUSINESS UNIT RESULTS

Consolidated Earnings before Interest and Taxes (EBIT) was $1.02 billion, which included $237 million in pre-tax gains on sales of equity investments and assets, compared with $1.06 billion in second quarter 2002, which included $61 million in pre-tax gains from asset sales. For the first half of 2003, EBIT was $1.99 billion, an increase of 9 percent over EBIT for the first six months of 2002. Below is a reconciliation of EBIT to net income:

-----------------------------------------------------------------------------------------------------------------------
                                          Three                Three                Six                 Six
                                          Months               Months Ended         Months Ended        Months Ended
                                          Ended                6/30/02              6/30/03             6/30/02
($ in Millions )                          6/30/03
-----------------------------------------------------------------------------------------------------------------------
EBIT, as defined below                    $1,020               $1,057               $1,994              $1,827
-----------------------------------------------------------------------------------------------------------------------
Cumulative effect of change in
accounting principles, net of tax         ----                 ----                 162                 ----
-----------------------------------------------------------------------------------------------------------------------
Income taxes                              195                  247                  390                 405
-----------------------------------------------------------------------------------------------------------------------
Minority Interest                         60                   62                   112                 94
-----------------------------------------------------------------------------------------------------------------------
Interest expense                          341                  274                  681                 472
-----------------------------------------------------------------------------------------------------------------------
Net income                                $424                 $474                 $649                $856
-----------------------------------------------------------------------------------------------------------------------

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                                      - 3 -

Franchised Electric

Second quarter 2003 EBIT from Franchised Electric was $316 million, compared to second quarter 2002 EBIT of $388 million. Results were primarily affected by significantly cooler than normal weather during the quarter. In second quarter 2003, cooling degree days were 30 percent below average. By comparison, cooling degree days in second quarter 2002 were 22 percent above average. Additionally, results were lower due to higher depreciation and amortization costs of $26 million, primarily related to the North Carolina 2002 clean air legislation. Those reductions were partially offset by increased plant efficiency and slightly higher wholesale power sales.

Year-to-date EBIT for Franchised Electric was $770 million, compared with $772 million in 2002.

Natural Gas Transmission

The Duke Energy Natural Gas Transmission (DEGT) segment reported second quarter 2003 EBIT of $306 million, compared to $313 million in second quarter 2002. Results included a pre-tax gain of $31 million from the sale of DEGT's ownership interest in Alliance pipeline/Aux Sable processing plant. Second quarter 2002 results included a $27 million success fee associated with the completion of the Gulfstream Natural Gas System LLC, a 50-percent joint venture of DEGT.

During the quarter, Gulfstream signed a 23-year agreement with Florida Power & Light Company (FPL) in which Gulfstream will provide up to 350 million cubic feet per day of firm natural gas transportation service to FPL for its Martin and Manatee power plant expansions beginning in 2005. With this agreement, Gulfstream will increase its pipeline capacity contracted to 65 percent with an average contract term of 21 years. Placed into service last year, Gulfstream is currently a 581-mile pipeline system with the capacity to deliver 1.1 billion cubic feet of natural gas each day to serve Florida's growing energy needs.

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                                      - 4 -

Year-to-date EBIT for DEGT was $729 million, compared with $579 million in 2002.

Duke Energy North America

Duke Energy North America (DENA) reported EBIT of $211 million in second quarter 2003, compared to EBIT of $196 million in second quarter 2002. Results for the second quarter included a pre-tax gain of $175 million from the sale of DENA's ownership interest in American Ref-Fuel. Second quarter 2002 results included a $46 million increase from the appreciation of the fair value of the mark-to-market portfolio as a result of applying improved and standardized valuation modeling techniques to all North American regions. Lower operating results in second quarter 2003 were due to decreased spark spreads, a reduction in mark-to-market earnings, and higher depreciation expenses related to the addition of 2,535 megawatts of new capacity.

Year-to-date EBIT for DENA was $234 million, compared with $250 million in 2002.

International Energy

For second quarter 2003, Duke Energy International (DEI) reported EBIT of $111 million, nearly doubling second quarter 2002 EBIT of $57 million. This quarter's performance was positively impacted by improved gas marketing results in Europe and cost-reduction efforts. Results for the quarter were also positively impacted by $37 million related to a favorable regulatory audit in Brazil and early termination of a natural gas sales contract. These results were partially offset by the change in the values of the Brazilian real and the Mexican peso against the U.S. dollar, from the second quarter of last year.

Year-to-date EBIT for DEI was $165 million, compared with $114 million in 2002.

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                                      - 5 -

Field Services

The Field Services business segment, which represents Duke Energy's 70-percent interest in Duke Energy Field Services (DEFS), reported second quarter 2003 EBIT of $76 million compared to $41 million in second quarter 2002. The effects of higher natural gas prices and hedging results related to the price movements of natural gas liquids (NGL) offset the favorable impact of higher NGL prices during the period. Results were positively impacted by a pre-tax gain on sale of assets of $18 million and a pre-tax gain on sale of TEPPCO class B units of $11 million. In second quarter 2002, results were negatively impacted by $13 million due to increased reserves primarily related to imbalances with customers and suppliers and a storage inventory write-down charge.

Year-to-date EBIT in 2003 for Field Services was $109 million compared to $76 million in 2002.

Other Operations

Other Operations, including Crescent Resources, DukeNet Communications, Duke Capital Partners, Duke/Fluor Daniel (D/FD), Duke Energy Merchants and Energy Delivery Services, reported EBIT of $18 million in second quarter 2003, compared to EBIT of $128 million in second quarter 2002.

Results were affected by reduced results at D/FD and Duke Capital Partners. D/FD's second quarter 2002 results were positively impacted by the completion of 10 plants. Second quarter 2002 results from Other Operations also benefited from $68 million in pre-tax gains on the sales of water operations, the former Duke Engineering & Services business and Duke Energy Merchants' interest in Canadian 88, offset by a pre-tax loss of $7 million due to the sale of DukeSolutions.

Year-to-date EBIT in 2003 for Other Operations was negative $8 million compared to $145 million in positive EBIT in 2002.

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                                      - 6 -

On July 9, Duke Energy and Fluor Corporation announced that D/FD, a partnership between affiliates of the two companies, will be dissolved. The partners will wind down the business over the next two years.

INTEREST EXPENSE

Interest expense was $341 million for second quarter 2003, compared to $274 million for second quarter 2002. The increase was primarily due to reduced capitalized interest at DENA resulting from significantly lower plant construction activity in 2003.

CASH FLOW

For the six months ending June 30, 2003, cash flow from operations was $1.9 billion, compared to $1.5 billion for the first six months ending June 30, 2002. In 2003, Duke Energy expects cash flow from operations, which includes ongoing real estate sales at Crescent Resources, combined with proceeds from divestitures at other business units, to more than adequately fund capital expenditures of approximately $3 billion and the approximately $1 billion needed to fund the $1.10 per share dividend.

Earlier this month the company announced that it had surpassed its 2003 goal of realizing more than $1.5 billion in gross proceeds from asset sales, including $280 million in assumed debt. Proceeds in excess of the amounts needed to help fund capital expenditures and pay the dividend will be available to pay down debt. The company believes it will pay down approximately $1.8 billion in debt and trust preferred securities this year and $5.5 billion in debt and trust preferred securities by the end of 2005.

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                                      - 7 -

LIQUIDITY AND CAPITAL RESOURCES

Duke Energy's consolidated capital structure as of June 30, 2003, including short-term debt, was 55 percent debt, 37 percent common equity, 4 percent minority interests and 4 percent preferred securities.

Under various credit facilities, Duke Energy, Duke Capital and other subsidiaries had the ability to borrow up to $4.7 billion as of June 30, 2003. The companies had borrowings and letters of credit outstanding under these programs of approximately $1.6 billion as of June 30, 2003, resulting in unused capacity of approximately $3.1 billion. The company also had approximately $1.5 billion in cash and cash equivalents as of June 30, 2003.

ADDITIONAL INFORMATION

Additional information, including EPS reconciliation data and a schedule for Duke Energy Field Services gas volume and margin by contract type, can be obtained at Duke Energy's second quarter 2003 earnings information Web site at: http://www.duke-energy.com/investors/earnings/.

FINANCIAL MEASURES

The primary performance measure used by management to evaluate segment performance is EBIT, which at the segment level represents all profits (both operating and non-operating) before deducting interest and taxes, and is net of the minority interest expense related to those profits. Management believes EBIT is a good indicator of each segment's operating performance as it represents the results of our ownership interests in operations without regard to financing methods or capital structures.

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                                      - 8 -

On a consolidated basis, EBIT is also used as one of the measures to assess performance and represents the combination of operating income and other income and expenses as presented on the consolidated statements of income. The use of EBIT as one of the performance measures on a consolidated basis follows the use of EBIT for assessing segment performance, and we believe EBIT is used by our investors as a supplemental financial measure in the evaluation of our consolidated results of operations.

EBIT should not be considered an alternative to, or more meaningful than, net income, operating income or cash flow as determined in accordance with generally accepted accounting principles (GAAP). Duke Energy's EBIT may not be comparable to a similarly titled measure of another company.

Duke Energy is a diversified multinational energy company with an integrated network of energy assets and expertise. The company manages a dynamic portfolio of natural gas and electric supply, delivery and trading businesses - meeting the energy needs of customers throughout North America and in key markets around the world. Duke Energy, headquartered in Charlotte, N.C., is a Fortune 500 company traded on the New York Stock Exchange under the symbol DUK. More information about the company is available on the Internet at: www.duke-energy.com.

An earnings conference call for analysts is scheduled for 10 a.m. ET today. The conference call can be accessed via the investors' section of Duke Energy's Web site or by dialing 800/946-0786 in the United States or 719/457-2662 outside the United States. The confirmation code is 159448. Please call in five to 10 minutes prior to the scheduled start time. A replay of the conference call will be available by dialing 888/203-1112 with a confirmation code of 159448. The international replay number is 719/457-0820, confirmation code 159448. A replay and transcript also will be available by accessing the investors' section of the company's Web site. The

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                                      - 9 -

presentation may include certain non-GAAP financial measures as defined under SEC rules. In such event, a reconciliation of those measures to the most directly comparable GAAP measures will be available on our investor relations Web site at: www.duke-energy.com/investors/financial/gaap.

This document includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although Duke Energy believes that its expectations are based on reasonable assumptions, it can give no assurance that its goals will be achieved. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein include legislative and regulatory developments; the outcomes of litigation and regulatory proceedings or inquiries; general economic conditions, including any potential effects arising from terrorist attacks and any consequential hostilities or other hostilities; the effectiveness of the company's risk management and internal controls systems; the timing and extent of changes in commodity prices for oil, natural gas, coal, electricity and interest rates; the extent of success in connecting natural gas supplies to gathering and processing systems and in connecting and expanding natural gas and electric markets; the performance of electric generation, pipeline and natural gas processing facilities; the timing and success of efforts to develop domestic and international power, pipeline, gathering, processing and other infrastructure projects; conditions of the capital markets and equity markets during the periods covered by the forward-looking statements; and other factors discussed in Duke Energy's filings with the Securities and Exchange Commission.

                                       ###

                                    JUNE 2003
                              QUARTERLY HIGHLIGHTS
                                   (unaudited)

                                                          Three Months Ended      Six Months Ended
                                                               June 30,               June 30,
                                                          ------------------      ----------------
(In millions, except where noted)                          2003        2002        2003      2002
------------------------------------------------------------------------------------------------------
COMMON STOCK DATA
  Earnings Per Share  (before cumulative effect
    of change in accounting principles)
     Basic                                               $   0.46    $   0.57    $   0.89   $  1.05
     Diluted                                             $   0.46    $   0.56    $   0.89   $  1.04
  Earnings Per Share
     Basic                                               $   0.46    $   0.57    $   0.71   $  1.05
     Diluted                                             $   0.46    $   0.56    $   0.71   $  1.04
  Dividends Per Share                                    $  0.550    $  0.550    $  0.825   $ 0.825
  Weighted-Average Shares Outstanding
     Basic                                                    902         831         899       809
     Diluted                                                  903         834         900       813
------------------------------------------------------------------------------------------------------
INCOME
  Operating Revenues                                     $  5,268    $  3,873    $ 11,573   $ 7,181
                                                         ========    ========    ========   =======
  Earnings Before Interest and Taxes (EBIT)                 1,020       1,057       1,994     1,827
  Interest Expense                                            341         274         681       472
  Minority Interest Expense (a)                                60          62         112        94
  Income Taxes                                                195         247         390       405
  Cumulative Effect of Change in Accounting Principles,
    net of tax and minority interest                           --          --        (162)       --
                                                         --------    --------    --------   -------
  Net Income                                                  424         474         649       856
  Dividends and Premiums on Redemptions of Preferred
    and Preference Stock                                        7           4          10         7
                                                         --------    --------    --------   -------
  Earnings Available for Common Stockholders             $    417    $    470    $    639   $   849
                                                         ========    ========    ========   =======
------------------------------------------------------------------------------------------------------
CAPITALIZATION
    Common Equity                                                                     37%        36%
    Preferred Stock                                                                    1%         1%
    Trust Preferred Securities                                                         3%         3%
                                                                                      --         --
  Total Common Equity and Preferred Securities                                        41%        40%
  Minority Interest                                                                    4%         7%
  Total Debt                                                                          55%        53%
------------------------------------------------------------------------------------------------------
Fixed Charges Coverage, using SEC guidelines                                          2.6       2.7
Total Debt                                                                       $ 22,766   $22,010
Book Value Per Share                                                             $  17.38   $ 17.89
Actual Shares Outstanding                                                             904       832
------------------------------------------------------------------------------------------------------
CAPITAL AND INVESTMENT EXPENDITURES
  Franchised Electric                                    $    310    $    323    $    486   $   567
  Natural Gas Transmission (b)                                233         253         431     2,290
  Field Services                                               31          74          62       184
  Duke Energy North America                                    97         785         257     1,521
  International Energy                                         18         136          43       217
  Other Operations (c)                                         79         171         148       305
  Other                                                       (43)        (36)          3        --
  Cash acquired in acquisitions                                --          --          --       (77)
                                                         --------    --------    --------   -------
Total Capital and Investment Expenditures                $    725    $  1,706    $  1,430   $ 5,007
                                                         ========    ========    ========   =======
------------------------------------------------------------------------------------------------------
EBIT BY BUSINESS SEGMENT
  Franchised Electric                                    $    316    $    388    $    770   $   772
  Natural Gas Transmission                                    306         313         729       579
  Field Services                                               76          41         109        76
  Duke Energy North America                                   211         196         234       250
  International Energy                                        111          57         165       114
  Other Operations (c)                                         18         128          (8)      145
  Other                                                       (80)       (131)       (111)     (238)
                                                         --------    --------    --------   -------
Total Segment and Other EBIT                                  958         992       1,888     1,698
  EBIT Attributable to:
     Minority Interests                                        46          42          92        56
     Third Party Interest Income                                8          15          11        56
     Foreign Currency Remeasurement Gain                        8           8           3        17
                                                         --------    --------    --------   -------
Total EBIT                                               $  1,020    $  1,057    $  1,994   $ 1,827
                                                         ========    ========    ========   =======
------------------------------------------------------------------------------------------------------

(a) Includes financing expenses related to securities of subsidiaries of $28 million and $35 million for the three months ended June 30, 2003 and 2002, respectively, and $55 million and $70 million for the six months ended June 30, 2003 and 2002, respectively.

(b) 2002 six months ended amount includes $1.7 billion (net of cash acquired) paid to Westcoast Energy shareholders related to the acquisition.

(c) Beginning in 2003, Other Energy Services and Duke Ventures were combined into Other Operations.

                                    JUNE 2003
                              QUARTERLY HIGHLIGHTS
                                   (unaudited)

                                                                Three Months Ended  Six Months Ended
                                                                     June 30,           June 30,
                                                                ------------------  ----------------
(In millions, except where noted)                                2003       2002     2003      2002
---------------------------------------------------------------------------------------------------------
FRANCHISED ELECTRIC
  Operating Revenues                                           $  1,110   $ 1,162  $  2,361   $  2,275
  Operating Expenses                                                809       790     1,622      1,536
  Gain on Sale of Assets                                             --        --         1         --
  Other Income                                                       15        16        30         33
                                                               --------   -------  --------   --------
  EBIT                                                         $    316   $   388  $    770   $    772
                                                               --------   -------  --------   --------
  Sales, GWh                                                     19,415    20,418    41,458     39,939

---------------------------------------------------------------------------------------------------------
NATURAL GAS TRANSMISSION
  Operating Revenues                                           $    692   $   621  $  1,660   $  1,071
  Operating Expenses                                                421       361       988        579
  Gain on Sale of Assets                                             --        --         1         --
  Other Income (a)                                                   45        62        79         99
  Minority Interest Expense                                          10         9        23         12
                                                               --------   -------  --------   --------
  EBIT                                                         $    306   $   313  $    729   $    579
                                                               --------   -------  --------   --------
  Proportional Throughput, TBtu                                     742       702     1,824      1,372

---------------------------------------------------------------------------------------------------------
FIELD SERVICES
  Operating Revenues                                           $  1,924   $ 1,376  $  4,377   $  2,510
  Operating Expenses                                              1,861     1,333     4,268      2,432
  Gain on Sale of Assets                                             26        --        26         --
  Other Income (b)                                                   24        11        39         19
  Minority Interest Expense                                          37        13        65         21
                                                               --------   -------  --------   --------
  EBIT                                                         $     76   $    41  $    109   $     76
                                                               --------   -------  --------   --------

  Natural Gas Gathered and Processed/Transported, TBtu/day          7.9       8.4       7.9        8.4
  Natural Gas Liquids Production, MBbl/d                          361.5     392.0     368.3      390.4
  Average Natural Gas Price per MMBtu                          $   5.41   $  3.40  $   6.00   $   2.86
  Average Natural Gas Liquids Price per Gallon                 $   0.49   $  0.37  $   0.54   $   0.34

---------------------------------------------------------------------------------------------------------
DUKE ENERGY NORTH AMERICA
  Operating Revenues                                           $    962   $   409  $  2,358   $    667
  Operating Expenses                                                945       220     2,327        420
  Other Income (c)                                                  187        21       196         16
  Minority Interest (Benefit) Expense                                (7)       14        (7)        13
                                                               --------   -------  --------   --------
  EBIT                                                         $    211   $   196  $    234   $    250
                                                               --------   -------  --------   --------
  Actual Plant Production, GWh (d)                                4,510     4,704     9,620      8,571
  Proportional MW Capacity in Operation                                              15,206     12,671

---------------------------------------------------------------------------------------------------------
INTERNATIONAL ENERGY
  Operating Revenues                                           $    366   $   219  $    748   $    508
  Operating Expenses                                                266       179       597        414
  Other Income                                                       16        23        24         31
  Minority Interest Expense                                           5         6        10         11
                                                               --------   -------  --------   --------
  EBIT                                                         $    111   $    57  $    165   $    114
                                                               --------   -------  --------   --------

  Sales, GWh                                                      5,318     5,014    10,077      9,946
  Proportional MW Capacity in Operation                                               4,887      4,971
  Proportional Maximum Pipeline Capacity in Operation, MMcf/d                           363        363

---------------------------------------------------------------------------------------------------------
OTHER OPERATIONS
  Operating Revenues                                           $    435   $   159  $    991   $    347
  Operating Expenses                                                425       140     1,014        309
  (Loss) Gain on Sale of Assets                                      (8)       61       (20)        46
  Other Income                                                       17        48        36         60
  Minority Interest Expense (Benefit)                                 1        --         1         (1)
                                                               --------   -------  --------   --------
  EBIT                                                         $     18   $   128  $     (8)  $    145
                                                               --------   -------  --------   --------
---------------------------------------------------------------------------------------------------------

(a) For 2003, other income includes approximately $31 million gain on sale of the Alliance/Aux Sable equity investment.

(b) For 2003, other income includes approximately $11 million gain on sale of Teppco Class B shares.

(c) For 2003, other income includes approximately $175 million gain on sale of the American Ref-Fuel Company equity investment.

(d)   Represents 100% of GWh.

                       CONSOLIDATED STATEMENTS OF INCOME
                                  (Unaudited)
                    (In millions, except per share amounts)

                                                          Three Months Ended      Six Months Ended
                                                               June 30,                June 30,
                                                          ------------------     ------------------
                                                           2003        2002        2003       2002
                                                          ------     -------     --------    ------
Operating Revenues
  Sales of natural gas and petroleum products              $2,980   $ 1,191      $  7,065    $2,172
  Generation, transmission and distribution
    of electricity                                          1,492     1,582         3,234     3,169
  Transportation and storage of natural gas                   415       447           832       773
  Trading and marketing net margin (loss)                      63       425           (27)      669
  Other                                                       318       228           469       398
                                                           ------   -------      --------    ------
        Total operating revenues                            5,268     3,873        11,573     7,181
                                                           ------   -------      --------    ------

Operating Expenses
  Natural gas and petroleum products purchased              2,642     1,245         6,174     2,139
  Fuel used in electric generation                            261       312           698       627
  Net interchange and purchased power                         118       122           243       230
  Operation and maintenance                                   963       823         1,681     1,660
  Depreciation and amortization                               454       397           903       741
  Property and other taxes                                    134       132           275       259
                                                           ------   -------      --------    ------
        Total operating expenses                            4,572     3,031         9,974     5,656
                                                           ------   -------      --------    ------

Gain on Sale of Other Assets, net                              18        61             8        46
                                                           ------   -------      --------    ------
Operating Income                                              714       903         1,607     1,571
                                                           ------   -------      --------    ------

Other Income and Expenses
  Equity in earnings of unconsolidated affiliates              16       100            50       109
  Gain on sale of equity investments                          219        --           233        14
  Other income and expenses, net                               71        54           104       133
                                                           ------   -------      --------    ------
        Total other income and expenses                       306       154           387       256
Interest Expense                                              341       274           681       472
Minority Interest Expense                                      60        62           112        94
                                                           ------   -------      --------    ------
Earnings Before Income Taxes                                  619       721         1,201     1,261
Income Taxes                                                  195       247           390       405
                                                           ------   -------      --------    ------
Income Before Cumulative Effect of Change in
  Accounting Principles                                       424       474           811       856
Cumulative Effect of Change in Accounting Principles, net
  of tax and minority interest                                 --        --          (162)       --
                                                           ------   -------      --------    ------
Net Income                                                    424       474           649       856

Dividends and Premiums on Redemptions of Preferred
  and Preference Stock                                          7         4            10         7
                                                           ------   -------      --------    ------
Earnings Available for Common Stockholders                 $  417   $   470      $    639    $  849
                                                           ======   =======      ========    ======

Common Stock Data
  Weighted-average shares outstanding                         902       831           899       809
  Earnings per share (before cumulative effect of
    change in accounting principles)
        Basic                                              $ 0.46   $  0.57      $   0.89    $ 1.05
        Diluted                                            $ 0.46   $  0.56      $   0.89    $ 1.04
  Earnings per share

        Basic                                              $ 0.46   $  0.57      $   0.71    $ 1.05
        Diluted                                            $ 0.46   $  0.56      $   0.71    $ 1.04
  Dividends per share                                      $0.550   $ 0.550      $  0.825    $0.825

                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)
                                 (In millions)

                                                                                  Six Months Ended
                                                                                      June 30,
                                                                                 -------------------
                                                                                   2003       2002
                                                                                 --------   --------
CASH FLOWS FROM OPERATING ACTIVITIES
    Net income                                                                    $   649    $   856
    Adjustments to reconcile net income to net cash provided by operating activities:
         Depreciation and amortization (including amortization of nuclear fuel)       972        789
         Cumulative effect of change in accounting principles                         162         --
         Net realized and unrealized mark-to-market and hedging transactions          (42)       (27)
         Gains on sale of equity investments and other assets, net                   (241)       (60)
         Changes in working capital and other                                         388        (12)
                                                                                  -------    -------
           Net cash provided by operating activities                                1,888      1,546
                                                                                  -------    -------
CASH FLOWS FROM INVESTING ACTIVITIES
         Capital and investment expenditures, net                                  (1,430)    (3,300)
         Acquisition of Westcoast Energy Inc., net of cash acquired                    --     (1,707)
         Proceeds from the sale of equity investments and other assets
           and collections on notes receivable                                      1,279        267
         Other                                                                        (51)        93
                                                                                  -------    -------
           Net cash used in investing activities                                     (202)    (4,647)
                                                                                  -------    -------
CASH FLOWS FROM FINANCING ACTIVITIES
         Proceeds from:
           Issuance of long-term debt                                               1,707      2,743
           Issuance of common stock and the exercise of stock options                 150        211
         Payments for the redemption of long-term debt and guaranteed preferred beneficial interests, and net change in notes payable
           and commercial paper                                                    (2,387)       165
         Dividends paid                                                              (524)      (459)
         Other                                                                         (7)       238
                                                                                  -------    -------
           Net cash (used in) provided by financing activities                     (1,061)     2,898
                                                                                  -------    -------

    Net increase (decrease) in cash and cash equivalents                              625       (203)
    Cash and cash equivalents at beginning of period                                  857        290
                                                                                  -------    -------
    Cash and cash equivalents at end of period                                    $ 1,482    $    87
                                                                                  =======    =======

                           CONSOLIDATED BALANCE SHEETS
                                  (In millions)

                                                         June 30,
                                                          2003      December 31,
                                                       (Unaudited)      2002
                                                       -----------  ------------
ASSETS

Current Assets
    Cash and cash equivalents                            $ 1,482       $   857
    Receivables                                            6,111         6,766
    Inventory                                              1,179         1,134
    Unrealized gains on mark-to-market and
      hedging transactions                                 2,601         2,144
    Other                                                  1,162           952
                                                        --------      --------
       Total current assets                               12,535        11,853
                                                        --------      --------

Investments and Other Assets
    Investments in unconsolidated affiliates               1,625         2,066
    Nuclear decommissioning trust funds                      803           708
    Goodwill, net of accumulated amortization              3,747         3,747
    Notes receivable                                         535           589
    Unrealized gains on mark-to-market
      and hedging transactions                             3,168         2,480
    Other                                                  1,717         1,645
                                                        --------      --------
       Total investments and other assets                 11,595        11,235
                                                        --------      --------

Property, Plant and Equipment
    Cost                                                  50,953        48,677
    Less accumulated depreciation and amortization        13,219        12,458
                                                        --------      --------
       Net property, plant and equipment                  37,734        36,219
                                                        --------      --------

Regulatory Assets and Deferred Debits
    Deferred debt expense                                    256           263
    Regulatory asset related to income taxes               1,022           936
    Other                                                  1,036           460
                                                        --------      --------
       Total regulatory assets and deferred debits         2,314         1,659
                                                        --------      --------


    Total Assets                                        $ 64,178      $ 60,966
                                                        ========      ========

                           CONSOLIDATED BALANCE SHEETS
                                  (In millions)

                                                                                   June 30,
                                                                                     2003      December 31,
                                                                                  (Unaudited)      2002
                                                                                  -----------  ------------
LIABILITIES AND COMMON STOCKHOLDERS' EQUITY

Current Liabilities
    Accounts payable                                                                 $ 5,259     $  5,590
    Notes payable and commercial paper                                                   737          915
    Taxes accrued                                                                        653          156
    Interest accrued                                                                     332          310
    Current maturities of long-term debt and preferred stock                             936        1,331
    Unrealized losses on mark-to-market and hedging transactions                       2,164        1,918
    Other                                                                              1,820        1,770
                                                                                     -------     --------
       Total current liabilities                                                      11,901       11,990
                                                                                     -------     --------

Long-term Debt                                                                        21,095       20,221
                                                                                     -------     --------

Deferred Credits and Other Liabilities
    Deferred income taxes                                                              5,157        4,834
    Investment tax credit                                                                171          176
    Unrealized losses on mark-to-market and hedging transactions                       2,195        1,548
    Other                                                                              4,744        3,784
                                                                                     -------     --------
       Total deferred credits and other liabilities                                   12,267       10,342
                                                                                     -------     --------

Commitments and Contingencies

Guaranteed Preferred Beneficial Interests in Subordinated
    Notes of Duke Energy Corporation or Subsidiaries                                   1,166        1,408
                                                                                     -------     --------

Minority Interests                                                                     1,884        1,904
                                                                                     -------     --------

Preferred and Preference Stock
    Preferred and preference stock with sinking fund requirements                         23           23
    Preferred and preference stock without sinking fund requirements                     134          134
                                                                                     -------     --------
       Total preferred and preference stock                                              157          157
                                                                                     -------     --------

Common Stockholders' Equity
    Common stock, no par, 2 billion shares authorized; 904 million and 895 million
       shares outstanding as of June 30, 2003 and December 31, 2002, respectively      9,389        9,236
    Retained earnings                                                                  6,314        6,417
    Accumulated other comprehensive income (loss)                                          5         (709)
                                                                                     -------     --------
       Total common stockholders' equity                                              15,708       14,944
                                                                                     -------     --------

    Total Liabilities and Common Stockholders' Equity                                $64,178     $ 60,966
                                                                                     =======     ========

                            Supplemental Disclosures
                           Quarter Ended June 30, 2003

Duke Energy Corporation
--------------------------------------------------------------------------------

                                                                   2Q03
                                                                 --------

Mark-to-market Portfolio (in billions)                            $ 0.3
------------------------

Daily Value at Risk (DvaR) (in millions)
--------------------------

95% Confidence Level, One-Day Holding Period, Two-Tailed
     Average for the Period                                       $  13

Duke Energy North America
-----------------------------------------------------------------------------------------------------------------
(in millions unless stated otherwise)                                          Q-T-D June 30, 2003

                                                                Proprietary    Structured     Owned
Merchant Energy Gross Margin                                      Trading      Contracts      Assets        Total
------------------------------------------------------          -----------    ----------     ------        -----
     Mark-to-market gross margin                                     $ 10         $ 59        $  --         $  69
     Accrual gross margin (loss)                                      n/a          (38)         185           147
                                                                     ----         ----        -----         -----
Total Gross Margin                                                   $ 10         $ 21        $ 185           216
                                                                     ----         ----        -----

Reconciliation to Segment EBIT:
          Plant depreciation                                                                                  (58)
          Plant operating and maintenance expenses                                                            (72)
          General and administrative and other expenses                                                       (50)
          Gain on sale of American Ref-Fuel                                                                   175
                                                                                                            -----
DENA Segment EBIT                                                                                           $ 211
                                                                                                            =====

Owned Assets - Merchant Plant Production
                 and Hedging Information                                    2003*         2004         2005
---------------------------------------------------------                   -----         ----         -----
Estimated available production (millions of MWh)                              47            99          108
     Combined cycle                                                           38            80           86
     Peaker units                                                              9            19           22

Estimated production (millions of MWh)                                        16            34           37
     Combined cycle                                                           15            32           35
     Peaker units                                                              1             2            2

Hedges
     Estimated production hedged                                              93%          85%           68%
     Average price hedged ($/MWh)                                           $ 50         $ 44          $ 39

*     Information for 2003 is for the remainder of the year only (July -
      December).

                            Supplemental Disclosures
                           Quarter Ended June 30, 2003

Duke Energy North America  (continued)
(in millions)
--------------------------------------------------------------------------------

                                                                                                                  Total
Maturity/Source of Fair Value of                                                                       Over       Fair
Energy Contract Net Assets                                2003     2004     2005     2006     2007    5 Years     Value
------------------------------------------------------    ----     ----     ----     ----     ----    -------     -----
Proprietary Trading
     Actively quoted prices and other external sources   $  65    $ 116    $  --    $  (1)   $  --    $     6    $  186
     Modeled                                                 9       18       11       20       (1)        (7)       50
                                                         -----    -----    -----    -----    -----    -------    ------
                                                         $  74    $ 134    $  11    $  19    $  (1)   $    (1)   $  236
                                                         =====    =====    =====    =====    =====    =======
Structured Contracts
     Actively quoted prices and other external sources   $  73    $  14    $  19    $   3    $  (1)   $    (1)   $  107
     Modeled                                               (18)     (40)     (31)      29       34         71        45
                                                         -----    -----    -----    -----    -----    -------    ------
                                                         $  55    $ (26)   $ (12)   $  32    $  33    $    70    $  152
                                                         =====    =====    =====    =====    =====    =======
Owned Assets
     Actively quoted prices and other external sources   $ 290    $ 355    $ 149    $   8    $  --    $    --    $  802
     Modeled                                                --       --       78      161      124        223       586
                                                         -----    -----    -----    -----    -----    -------    ------
                                                         $ 290    $ 355    $ 227    $ 169    $ 124    $   223    $1,388
                                                         =====    =====    =====    =====    =====    =======
                                                                                                                 ------
                                                         Total Fair Value of Energy Contract Net Assets *        $1,776
                                                                                                                 ======

* Total Fair Value of Energy Contract Net Assets represents the combination of amounts presented as assets and liabilities related to unrealized gains or losses on mark-to-market and hedging transactions for Duke Energy North America.

Terms of Reference
--------------------------------------------------------------------------------

Estimated Available Production
Represents the amount of electric power capable of being generated from owned merchant assets, after adjusting for scheduled maintenance and outage factors. For simple cycle facilities, only peak demand periods were included in this calculation.

Estimated Production
Represents the amount of power expected to be sold in a future period. This figure is based on economic projections modeled by Duke Energy personnel.

Estimated Production Hedged
Represents the portion of estimated production which has been sold.

Owned Assets
Represents activity around energy assets owned or leased, including hedges of power sales and fuel purchase requirements and tolls, transmission, transportations and storage contracts that hedge owned assets. Normal purchases and sales associated with such assets are included in the Merchant Energy Gross Margin table, yet excluded from the Maturity/Sources of Fair Value of Energy Contract Net Assets table. Economic hedges of Owned Assets that do not meet hedge accounting standards will still be classified as Owned Assets in the Merchant Energy Gross Margin table.

Proprietary Trading
Standardized contracts entered into to take a market view, capture market price changes or put capital at risk.

Structured Contracts
Non-standard contracts not associated with owned or leased assets and involving significant tailoring of terms to meet customer needs, and associated hedges. This category includes tolls, transmission contracts, transportation contracts and storage contracts, except those that hedge Owned Assets. Economic hedges of Structured Contracts that do not meet hedge accounting standards will still be classified as Structured Contracts in the Merchant Energy Gross Margin table.